Exhibit 10.2

EXECUTION COPY

SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of this 14th day of August, 2012, by and among PDL BioPharma, Inc. a Delaware corporation (“Subordinated Obligee”), AXOGEN, INC. (f/k/a LecTec Corporation), a Minnesota corporation, and AXOGEN CORPORATION, a Delaware corporation (individually and collectively as the context may require, “Borrower”), and MIDCAP FINANCIAL SBIC, LP, a Delaware limited partnership, as administrative agent for the financial institutions or other entities from time to time parties to the Senior Loan Agreement (as hereinafter defined) (acting in such capacity, “Agent”), and as a Lender, or such then present holder or holders of the Senior Loan (as hereinafter defined) as may from time to time exist (the “Lenders,” and collectively with the Agent, the “Senior Lenders”).

RECITALS

A. Borrower and Senior Lenders have entered into a Loan and Security Agreement dated as of September 30, 2011 (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to Borrower and the other Loan Parties. All of Borrower’s obligations to Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of Borrower (all collateral, real and personal, now or hereafter encumbered by the lien of any Senior Loan Document is herein referred to collectively as the “Collateral”). Borrower and any other Loan Party (as defined in the Senior Loan Agreement) may each be referred to herein as a “Loan Party” and collectively as “Loan Parties”. All other capitalized terms used but not defined herein shall have the meanings set forth in the Senior Loan Agreement.

B. Subordinated Obligee is non-affiliated with Borrower, and Borrower and Subordinated Obligee have entered into that certain Interim Revenue Interests Purchase Agreement, dated as of August 14, 2012 (the “IRA”), pursuant to which Borrower has agreed to sell, and Subordinated Obligee has agreed to purchase a certain percentage of revenues referred to as Assigned Interests (as defined in the IRA on the date hereof; and as used herein, the “Assigned Interests”) as set forth therein, and Borrower is obligated to pay to the Subordinated Obligee the Assigned Interests pursuant to the terms and conditions thereof.

C. As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consent to the consummation of the transactions contemplated by the Subordinated IRA Documents (as hereinafter defined), Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Obligee and Borrower in order to set forth the relative rights and priorities of Senior Lenders and Subordinated Obligee under the Senior Loan Documents and the Subordinated IRA Documents (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, in order to induce Senior Lenders to consent to the consummation of the transactions contemplated by the Subordinated IRA Documents, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement or in the recitals hereto, the following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, including, without limitation, at maturity of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person. Without limiting the foregoing and for the avoidance of doubt “Distribution” shall include any and all payments under the Subordinated IRA Documents.

“Enforcement Action” shall mean (a) to take from or for the account of any Loan Party or any guarantor of the Subordinated Obligations, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Loan Party or any such guarantor with respect to the Subordinated Obligations (provided, that, in no event shall the acceptance of any Permitted Subordinated Obligation Payments made in accordance with and expressly permitted by this Agreement in and of itself constitute an Enforcement Action); (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Loan Party or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations (which shall include, for the avoidance of doubt, any demand or collection of payment at maturity), or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated IRA Documents or applicable law with respect to the Subordinated Obligations; (c) to accelerate the Subordinated Obligations; (d) to exercise any put option or to cause any Loan Party or any such guarantor to honor any redemption, repurchase or mandatory prepayment obligation under any Subordinated IRA Document; (e) to notify account debtors or directly collect accounts receivable or other payment rights (including the payment of the Assigned Interests) of any Loan Party or any such guarantor; or (f) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Loan Party or any such guarantor including the Collateral.

“Paid in Full” or “Payment in Full” shall mean, with respect to the Senior Loans, the full and indefeasible payment in cash and satisfaction in full of all of the obligations under the Senior Loan Documents (other than inchoate indemnity obligations for which a claim has not yet been made in writing and any other obligations which, by their terms, are to survive the termination of the Senior Loan Documents), and the termination of all obligations of Agent and Senior Lenders under the Senior Loan Documents (including, without limitation, any commitment to lend), and the termination of the Senior Loan Documents.

“Permitted Subordinated Obligation Payments” means (a) regularly scheduled payments of the Assigned Interests due and payable on a non-accelerated basis and without giving effect to any default interest or penalties (including Delinquent Assigned Interests Payments (as defined in the IRA)) in accordance with the terms of Subordinated IRA Documents as in effect as of the date hereof and (b) payments of Subordinated IRA Costs and Expenses.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Covenant Default” shall mean any “Event of Default” under the Senior Loans Documents (other than a Senior Payment Default), or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default (other than a Senior Payment Default) if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Senior Default” shall mean any Senior Covenant Default or any Senior Payment Default.

“Senior Default Notice” shall mean a written notice from Agent to Subordinated Obligee pursuant to which Subordinated Obligee is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

“Senior Loan(s)” shall mean all obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owed to Senior Lenders under the Senior Loan Documents or otherwise, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim; provided, however, that in no event shall the aggregate principal amount of the Senior Loans exceed $6,000,000 (exclusive of any protective advances or costs and expenses that are capitalized to the principal balance of the Senior Loans) minus the amount of any principal repayments under the Senior Loan Documents.

“Senior Loan Documents” shall mean the promissory note or other instruments evidencing the Senior Loan or the obligation to pay the Senior Loan, any guaranty with respect to the Senior Loan, any security agreement or other collateral document securing the Senior Loan (including, without limitation, the Senior Loan Agreement) and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Loan.

“Senior Payment Default” shall mean any “Event of Default” under the Senior Loans Documents resulting from the failure of the Company to pay, on a timely basis, any principal, interest, fees or other obligations under the Senior Loan Documents including, without limitation, any default in payment of the Senior Loans after acceleration thereof, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

“Subordinated IRA Costs and Expenses” shall mean reasonable out-of-pocket costs and expenses payable by the Borrower to Subordinated Obligee pursuant to the terms of the Subordinated IRA Documents as in effect on the date of this Agreement in an aggregate amount not to exceed $50,000.

“Subordinated IRA Documents” shall mean any agreement, promissory note or other instrument evidencing the Subordinated Obligation or the obligation to pay the Subordinated Obligation, any guaranty with respect to the Subordinated Obligation and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Subordinated Obligations, including, without limitation, the IRA.

“Subordinated Obligation(s)” shall mean the obligation to pay the Assigned Interests and any and all other obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owed to Subordinated Obligee, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims (including, without limitation, indemnification rights arising in Subordinated Obligee’s capacity as a shareholder, officer, director, member and/or partner of any Loan Party and any right of Subordinated Obligee to a return of any capital contributed to any Loan Party) and indebtedness, payment obligations, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof.

“Subordinated Payment Default” shall mean a default in the payment of the Assigned Interests under the Subordinated IRA Documents.

“Subordinated Payment Default Notice” shall mean a written notice from Subordinated Obligee to Agent pursuant to which Agent is notified of the occurrence of a Subordinated Payment Default, which notice incorporates a reasonably detailed description of such Subordinated Payment Default.

2. Subordination.

2.1. Subordination of Subordinated Obligations to Senior Loans. Each Loan Party covenants and agrees, and Subordinated Obligee likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated IRA Documents, that the payment of any and all of the Subordinated Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Loans. Each holder of the Senior Loans, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Loans in reliance upon the provisions contained in this Agreement. Except as otherwise permitted under subsection 2.2 below, until the Senior Loans have been Paid in Full, Borrower shall not make and Subordinated Obligee shall not accept any Distribution, whether in cash, securities or other property, on account of any Subordinated Obligation.

2.2. Permitted Subordinated Obligation Payments Restrictions.

(a) Notwithstanding the provisions of subsection 2.1 hereinabove and subject to subsection 2.9, the Borrower shall be permitted to make, and the Subordinated Obligee shall be permitted to accept, Permitted Subordinated Obligation Payments; provided, that no such Permitted Subordinated Obligation Payment shall be made if, at the time of such payment:

(i) a Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived; or

                     (ii) (A) the Borrower and Subordinated Obligee shall have received a Senior Default Notice from Agent stating that a Senior Covenant Default exists or would be created by the making of such payment under the Senior Loan Documents, (B) each such Senior Covenant Default shall not have been cured or waived and (C) 180 days shall not have elapsed since the date such Senior Default Notice was received by either the Borrower or the Subordinated Obligee, which 180 day period shall be tolled (x) in the event the Senior Lenders have commenced an Enforcement Action for so loan as the Senior Lenders are actively pursuing such Enforcement Action in good faith and (y) in the event of the occurrence of a Proceeding.

(b) The Company may resume Permitted Subordinated Obligation Payments (and may make any Permitted Subordinated Obligation Payments missed due to the application of paragraph (a) of this subsection 2.2) in respect of the Subordinated Obligations or any judgment with respect thereto:

(i) in the case of a Senior Payment Default referred to in clause (i) of paragraph (a) this subsection 2.2, upon a cure or waiver thereof; or

(ii) in the case of a Senior Covenant Default referred to in clause (ii) of paragraph (a) of this subsection 2.2, upon the earliest to occur of (A) the cure or waiver of all such Senior Covenant Defaults, (B) the expiration of such period of 180 days (which 180 day period shall be tolled (x) in the event the Senior Lenders have commenced an Enforcement Action for so loan as the Senior Lenders are actively pursuing such Enforcement Action in good faith and (y) in the event of the occurrence of a Proceeding) or (C) Payment in Full of all Senior Loans.

(c) No Senior Default shall be deemed to have been waived for purposes of this subsection 2.2 unless and until the Borrower shall have received a written waiver from Agent or the “Required Lenders” under the Senior Loan Agreement (or, to the extent such Required Lenders cannot waive such Senior Default in accordance with the Senior Loan Agreement, all “Lenders” under the Senior Loan Agreement).

2.3. Subordinated Obligation Standstill. Until the Senior Loans are Paid in Full, Subordinated Obligee shall not, without the prior written consent of Agent, take any Enforcement Action with respect to the Subordinated Obligations; provided, that, Subordinated Obligee may take Enforcement Action upon the passage of 180 days (which 180 day period shall be tolled (a) in the event the Senior Lenders have commenced an Enforcement Action for so loan as the Senior Lenders are actively pursuing such Enforcement Action in good faith and (b) in the event of the occurrence of a Proceeding) from the delivery of a Subordinated Payment Default Notice to Agent if any Subordinated Payment Default described therein shall not have been cured or waived within such period, but in any event no earlier than ten (10) days after Agent’s receipt of separate written notice of such Subordinated Creditor’s intention to take any such Enforcement Action. Notwithstanding the foregoing, subject to Section 2.9, the Subordinated Creditor may file proofs of claims with respect to the Subordinated Obligations against the Borrower in any Proceeding involving Borrower, and so long as in each case any such action is not adverse to the Senior Lenders in any respect, may vote its claims in respect of the Subordination Obligations and otherwise act in any Proceeding as a holder of the Subordinated Obligations (including the right to accept or reject any plan of reorganization).

2.4. Incorrect Payments. If any Distribution on account of the Subordinated Obligation not permitted to be made by Borrower or any Loan Party or accepted by Subordinated Obligee under this Agreement is made and received by Subordinated Obligee, such Distribution shall not be commingled with any of the assets of Subordinated Obligee, shall be held in trust by Subordinated Obligee for the benefit of Senior Lenders and shall be promptly paid over to Agent for the benefit of Senior Lenders for application in accordance with the Senior Loan Documents to the payment of the Senior Loans then remaining unpaid, until all of the Senior Loans are Paid in Full.

2.5. Subordination of Liens and Security Interests; Agreement Not to Contest; Agreement to Release any Liens. Subordinated Obligee hereby acknowledges, agrees, represents and warrants that none of the Subordinated Obligations nor any portion thereof is as of the date hereof, or at any time in the future until Payment in Full of the Senior Loans shall be, secured by any lien or security interest in any of the Collateral, the equity interests in any Loan Party or any other asset of a Loan Party, or guaranteed by any Loan Party. Without limiting the foregoing, until the Senior Loans have been Paid in Full, all liens and security interests of Subordinated Obligee in the Collateral, if any, shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of any failure, whether intervening or continuing, of Senior Lenders’ liens and security interests to be perfected; provided, however, that each of the parties hereto acknowledges and agrees that the existence of any lien or security interest of Subordinated Obligee in any of the Collateral prior to the Payment in Full of the Senior Loans would constitute an automatic and immediate Event of Default under the Senior Loan Agreement and a breach of this Agreement. Subordinated Obligee agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Loans, the Senior Loan Documents, or the liens and security interests of Senior Lenders in the Collateral securing the Senior Loans. In the event that any lien or security interest in any of the Collateral arises in favor of Subordinated Obligee, immediately upon Agent’s request, Subordinated Obligee shall (or shall cause its agent to) promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of Subordinated Obligee in any such Collateral. In furtherance of the foregoing, Subordinated Obligee hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Obligee and in the name of Subordinated Obligee or otherwise, to execute and deliver any document or instrument which Subordinated Obligee may be required to deliver pursuant to this subsection 2.5.

2.6. Application of Proceeds from Sale or other Disposition of the Collateral; Agreement to Release Liens.

(a) In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Agent until the Senior Loans are Paid in Full.

(b) Without affecting the rights of Agent or Senior Lenders under this Agreement, Subordinated Obligee agrees and consents that any Collateral securing the Subordinated Obligations, in whole or in part, may be exchanged, sold or surrendered by Agent for other Collateral as it may deem advisable, and that any balance or balances of funds with Agent at any time outstanding to the credit of Borrower may, from time to time, in whole or in part, be surrendered or released by Agent as it may deem advisable, subject, however, to the terms of the Senior Loan Documents. In the event that Agent has determined to enforce its rights against any Collateral, then promptly upon Agent’s request, Subordinated Obligee shall promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of Subordinated Obligee in any such Collateral. In furtherance of the foregoing, Subordinated Obligee hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Obligee and in the name of Subordinated Obligee or otherwise, to execute and deliver any document or instrument which Subordinated Obligee may be required to deliver pursuant to this subsection 2.6.

2.7. Sale, Transfer or other Disposition of Subordinated Obligation. Subordinated Obligee shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Obligation or any Subordinated IRA Document without the prior written consent of Agent, which consent may be withheld in its sole and absolute discretion.

2.8. Legends. Until the termination of this Agreement in accordance with Section 8 hereof, Subordinated Obligee will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated IRA Document, the following legend:

“This instrument or other agreement and the indebtedness, rights and obligations evidenced hereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”), dated as of August 14, 2012 by and among the Subordinated Obligee identified therein and MidCap Financial SBIC, LP, in its capacity as agent for certain lenders (together with its successors and assigns, “Agent”), to certain indebtedness, rights and obligations of AxoGen, Inc. and AxoGen Corporation, to Agent and Lenders (as defined therein) and all liens and security interests of Agent securing the same all as described in the Subordination Agreement, and each holder and transferee of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

2.9. Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving Borrower:

(a) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Obligation shall be paid or delivered directly to Agent (to be held and/or applied by Senior Lenders in accordance with the terms of the Senior Loan Documents) until the Senior Loans are Paid in Full. Subordinated Obligee irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. Subordinated Obligee also irrevocably authorizes and empowers Agent, in the name of Subordinated Obligee, to demand, sue for, collect and receive any and all such Distributions.

(b) Subordinated Obligee agrees that Agent may consent to the use of cash collateral or provide financing to any Loan Party on such terms and conditions and in such amounts as Agent, in its sole discretion, may decide and, in connection therewith, any Loan Party may grant to Agent for the benefit of Senior Lenders liens and security interests upon all of the property of any Loan Party, which liens and security interests (i) shall secure payment of the Senior Loans (whether such Senior Loans arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during the Proceeding, and (ii) shall be superior in priority to the liens and security interests, if any, in favor of Subordinated Obligee on the property of any Loan Party. Subordinated Obligee agrees that it will not object to or oppose a sale or other disposition of any property securing all of any part of the Senior Loans free and clear of security interests, liens or other claims of Subordinated Obligee under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Agent has consented to such sale or disposition. Subordinated Obligee agrees not to assert any right it may have to “adequate protection” of Subordinated Obligee’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent. Subordinated Obligee waives any claim it may now or hereafter have arising out of Agent’s election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Subordinated Obligee further agrees that it will not seek to participate or participate on any creditor’s committee without Agent’s prior written consent.

(c) Notwithstanding anything contained herein to the contrary, Subordinated Obligee may file proofs of claim with respect to the Subordinated Obligations against the Borrower in any Proceeding involving the Borrower. Subordinated Obligee agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Obligations requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Obligee promptly to do so prior to thirty (30) days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding upon the failure of Subordinated Obligee to do so prior to fifteen (15) days before the expiration of the time to vote any such claim; provided, however, that Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, Subordinated Obligee shall not be entitled to change or withdraw such vote. Subordinated Obligee hereby assigns to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of Subordinated Obligee under such claims.

(d) The Senior Loans shall continue to be treated as the Senior Loans and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Obligee even if all or part of the Senior Loans or the security interests securing the Senior Loans are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Loans is rescinded or must otherwise be returned by any holder of the Senior Loans or any representative of such holder.

2.10 Characterization of Subordinated Obligations; Assigned Interests. Subordinated Obligee and Borrower each acknowledges and agrees that, notwithstanding anything in the Subordinated IRA Documents to the contrary, (a) the Subordinated Obligations shall constitute indebtedness of the Borrower and the Assigned Interests shall not be deemed assigned or otherwise transferred to the Subordinated Obligee, and shall remain assets of the Borrower and Collateral (as defined in the Senior Loan Agreement) of the Senior Lenders securing payment of the Senior Loans, until such time as such Assigned Interests are paid to Subordinated Obligee as Permitted Subordinated Obligation Payments in accordance with the terms of this Agreement or the Senior Loans are Paid in Full, (b) Agent and Senior Lenders shall be entitled to take all such actions or exercise such remedies with respect to the Assigned Interests as they are permitted to take with respect to any other Collateral (as defined in the Senior Loan Agreement) under the Senior Loan Documents and (d) neither Subordinated Obligee, nor the Borrower shall challenge the nature of the Assigned Interests and Subordinated Obligations as indebtedness of the Borrower in any Proceeding of the Borrower or otherwise.

3. Modifications.

3.1. Modifications to Senior Loan Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Obligee, without incurring liability to Subordinated Obligee and without impairing or releasing the obligations of Subordinated Obligee under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Loans, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Loans; provided, that, without the written consent of the Subordinated Creditor, Senior Lenders shall not agree to amend or modify the Senior Loan Documents to (i) increase the principal amount of the Senior Loans (except as permitted by the definition of Senior Loans herein), (ii) extend the final maturity of the Senior Loans (as set forth in the Senior Loan Agreement in effect on the date hereof) by more than one year past such maturity date or (iii) add any express prohibitions on the payment of the Subordinated Obligations that are more restrictive than those set forth in this Agreement.

3.2. Modifications to Subordinated IRA Documents. Until the Senior Loans have been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated IRA Documents, Subordinated Obligee shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated IRA Documents. Nothing herein, including the provisions of this Agreement pertaining to subordination of liens on the Collateral, shall be construed to imply Agent’s or Senior Lenders’ consent to any Subordinated IRA Document which grants a lien upon any of the Collateral or the making of any other loans or other advances by the Subordinated Obligee (other than the Subordinated Obligations made pursuant to the IRA as of the date of this Agreement).

4. Waiver of Certain Rights by Subordinated Obligee.

4.1. Marshaling. Subordinated Obligee hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of any Loan Party or any guarantor of the Senior Loans for the benefit of Subordinated Obligee.

4.2. Rights Relating to Agent’s Actions with respect to the Collateral. Subordinated Obligee hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated Obligee hereby agrees (a) that it has no right to direct or object to the manner in which Agent enforces its rights and remedies with respect to, or applies the proceeds of, the Collateral resulting from the exercise by Agent of rights and remedies under the Senior Loan Documents to the Senior Loans, and (b) that Agent has not assumed any obligation to act as the agent for Subordinated Obligee with respect to the Collateral.

4.3. Rights Relating to Disclosures. Subordinated Obligee hereby agrees that Senior Lenders has not assumed any obligation or duty to disclose information regarding any Loan Party or the Senior Loans to Subordinated Obligee, and Senior Lenders shall have no special or fiduciary relationship to Subordinated Obligee. Subordinated Obligee hereby fully waives and releases Senior Lenders from any affirmative disclosures which may be required of Senior Lenders under applicable law.

5. Construction. The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

6. Modification of this Agreement. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Obligee to be bound thereby, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder. For the avoidance of doubt, Borrower’s signature shall not be required to amend or otherwise modify this Agreement.

7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. Continuing Agreement. This is a continuing agreement and will remain in full force and effect until all of the obligations under the Senior Loan Documents have been Paid in Full. This Agreement will continue to be effective or will be reinstated retroactively as if it had never been terminated, as the case may be, if at any time payment of all or any part of the Senior Loan Documents or the obligations thereunder is rescinded or must otherwise be returned by Agent and/or Senior Lenders upon insolvency, bankruptcy, or reorganization of any Loan Party or otherwise, all as though such payment had not been made. Upon the foregoing, any and all Distributions that may have been made to Subordinated Obligee which would have otherwise been prohibited shall be paid to Agent for the benefit of the Senior Lenders in accordance with Section 2.4.

9. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return .receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

If to Senior Lenders, to Agent at:

MidCap Financial SBIC, LP

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: Portfolio Management- Life Sciences

Fax: (301) 941-1450

with a copy to:

Midcap Financial, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: General Counsel

Fax: (301) 941-1450

If to Borrower or any other Loan Party, at:

AxoGen, Inc.

AxoGen Corporation

13859 Progress Blvd.

Alachua, FL 32615

Attention: Karen Zaderej

Fax: (386) 462-6803

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103

Attention: Fahd M.T. Riaz, Esq.

Fax: (215) 963-5001

If to Subordinated Obligee:

PDL BioPharma, Inc.

932 Southwood Blvd.

Incline Village, NV 89451

Attention: General Counsel

Fax: (775) 832-8501

with a copy to:

Gibson, Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071-3197

Attention: Dhiya El-Saden

Fax: (213) 229-7520

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, facsimile or prepaid courier, notice shall be deemed to be given when delivered.

10. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lenders, Subordinated Obligee and the Loan Parties; provided, however, that neither Subordinated Obligee nor any Loan Party may assign this Agreement or the Subordinated IRA Documents in whole or in part without the prior written consent of Agent. Senior Lenders may, from time to time, without notice to Subordinated Obligee, assign or transfer any or all of the Senior Loans or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Loans shall, subject to the terms hereof, be and remain the Senior Loans for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Loans or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Loans, be entitled to rely upon the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11. No Waiver or Novation. No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time. No executory agreement shall be effective to change, modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

12. CONSENT TO JURISDICTION. SUBORDINATED OBLIGEE AND EACH OF THE LOAN PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MARYLAND AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR LENDERS’ ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. SUBORDINATED OBLIGEE AND EACH OF THE LOAN PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. SUBORDINATED OBLIGEE AND EACH OF THE LOAN PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED OBLIGEE AND EACH OF THE LOAN PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF SUBORDINATED OBLIGEE, EACH LOAN PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUBORDINATED OBLIGEE OR EACH LOAN PARTY, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). SUBORDINATED OBLIGEE AND EACH OF THE LOAN PARTIES AGREES THAT SENIOR LENDERS’ COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. SUBORDINATED OBLIGEE AND EACH OF THE LOAN PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY SENIOR LENDERS, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

13. WAIVER OF JURY TRIAL. SUBORDINATED OBLIGEE, EACH OF THE LOAN PARTIES AND SENIOR LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED IRA DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. SUBORDINATED OBLIGEE, EACH OF THE LOAN PARTIES AND SENIOR LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. SUBORDINATED OBLIGEE, EACH OF THE LOAN PARTIES AND SENIOR LENDERS WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

14. Miscellaneous.

14.1. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated IRA Documents, the provisions of this Agreement shall control and govern.

14.2. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party.

14.4. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14.5. Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Maryland, without regard to conflicts of law principles.

14.6. Relative Rights. This Agreement shall define the relative rights of Senior Lenders and Subordinated Obligee. Nothing in this Agreement shall (a) impair, as between the Loan Parties and Senior Lenders, the obligation of the Loan Parties with respect to the payment of the Senior Loans and the Subordinated Obligations in accordance with their respective terms, or (b) affect the relative rights of Senior Lenders or Subordinated Obligee with respect to any other creditors of the Loan Parties

14.7 Subrogation. Until Payment in Full of all Senior Loans, Subordinated Obligee shall not be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Loans. Upon and subject to Payment in Full of all Senior Loans, Subordinated Obligee shall be subrogated to the rights of Agent and Senior Lenders to receive Distributions with respect to the Senior Loans until the Subordinated Obligations are paid in full. Subordinated Obligee agrees that in the event that all or any part of a payment made with respect to the Senior Loans is recovered from the holders of the Senior Loans in a Proceeding or otherwise, any Distribution received by Subordinated Obligee with respect to the Subordinated Obligations at any time after the date on which Subordinated Obligee is notified by Agent that such payment has been recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Subordinated Obligee in trust as property of Agent and the Senior Loans and Subordinated Obligee shall promptly upon receipt of such notice by Subordinated Obligee deliver the same to the Agent for the benefit of the Senior Lenders for application to the Senior Loans until the Senior Loans is Paid in Full. A Distribution made pursuant to this Agreement to Agent or Senior Lenders which otherwise would have been made to Subordinated Obligee is not, as between the Borrower and Subordinated Obligee, a payment by the Borrower to or on account of the Senior Loans. Notwithstanding anything to the contrary in any Senior Loan Document or any Subordinated IRA Document, this Section 14.7 shall survive the termination of any Senior Loan Document and the Payment in Full of the Senior Loans.

14.8. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

AGENT AND SENIOR LENDERS;

MIDCAP FINANCIAL SBIC, LP, as Agent for Senior Lenders and as a Senior Lender

By: Midcap Financial SBIC GP, LLC

By:	/s/ Luis Viera
Name:	Luis Viera
Title:	Managing Director

SILICON VALLEY BANK, as a Senior Lender

By:
Name:
Title:

SUBORDINATION AND INTERCREDITOR AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

AGENT AND SENIOR LENDERS:

MIDCAP FINANCIAL SBIC, LP, as Agent for Senior Lenders and as a Senior Lender

By: MidCap Financial SBIC GP, LLC

By:
Name:
Title:

SILICON VALLEY BANK, as a Senior Lender

By:	/s/ Scott McCarty
Name:	Scott McCarty
Title:	Vice President

SUBORDINATION AND INTERCREDITOR AGREEMENT

SIGNATURE PAGE

SUBORDINATED OBLIGEE:

PDL BIOPHARMA, INC.

By:	/s/ John P. McLaughlin
Name:	John P. McLaughlin
Title:	President and Chief Executive Officer

SUBORDINATION AND INTERCREDITOR AGREEMENT

SIGNATURE PAGE

BORROWER:

AXOGEN, INC. (f/k/a LecTec Corporation)

By:	/s/ Karen Zaderej
Name:	Karen Zaderej
Title:	CEO

AXOGEN CORPORATION

By:	/s/ Karen Zaderej
Name:	Karen Zaderej
Title:	CEO

SUBORDINATION AND INTERCREDITOR AGREEMENT

SIGNATURE PAGE